Exhibit 99.906CERT
SECTION 906 CERTIFICATION
     Pursuant to 18 U.S.C. § 1350, the undersigned officer of Wells Fargo Advantage Income Opportunities Fund (the “Trust”), hereby certifies, to the best of her knowledge, that the Trust’s report on Form N-CSRS for the period ended October 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.
     Date: December 27, 2010

By:	/s/ Karla M. Rabusch Karla M. Rabusch
President
Wells Fargo Advantage Income Opportunities Fund

Exhibit 99.906CERT
SECTION 906 CERTIFICATION
     Pursuant to 18 U.S.C. § 1350, the undersigned officer of Wells Fargo Advantage Income Opportunities Fund (the “Trust”), hereby certifies, to the best of his knowledge, that the Trust’s report on Form N-CSRS for the period ended October 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.
     Date: December 27, 2010

By:	/s/ Kasey L. Phillips Kasey L. Phillips
Treasurer
Wells Fargo Advantage Income Opportunities Fund